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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107595) and Form S-8 (Nos. 33-18966-99,
33-46724-99, 33-50270-99, 33-57675-99, 33-62394-99, 333-17407-99, 333-25857-99,
333-53912-99, 333-80511-99, 333-107450, and 333-107451) of Noble Corporation of
our report dated March 8, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2005